SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 HATHAWAY, INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                          7371                           810562883
-------------------------
(State of Incorporation)      (Primary Standard Industrial          (I.R.S. Employer)
                              Classification Code Number)          Identification No.)


                            670 N. Commercial Street
                         MANCHESTER, NEW HAMPSHIRE 03101
                 Telephone: (603) 232-2460 - Fax: (303) 593-3088
          (Address and Telephone Number of Principal Executive Offices)

                                   SAM TALARI
                                  CHAIRMAN AND
                             CHIEF EXECUTIVE OFFICER
                          (Principal Executive Officer)

                                   COPIES TO:
                          GLENN EVAN GOLDBERG, ESQUIRE
                            Goldberg Law Group, P. A.
                             100 South Ashley Drive
                              Tampa, Florida 33602
                  Telephone: (727) 898-5200 FAX: (866) 323-6096
            (Name, Address and Telephone Number of Agent for Service)

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
     TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. "

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. "

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. "

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering."

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box."

                         CALCULATION OF REGISTRATION FEE
============================================== ================== ================ =================== ================
                                                                     Proposed       Proposed Maximum
                                                 Amount to be         maximum          Aggregate          Amount of
      Title of each class of securities           registered      offering price     Offering Price     Registration
              to be registered                                     per Share (1)                             Fee
---------------------------------------------- ------------------ ---------------- ------------------- ----------------

Common Shares, par value $0.0001 per share         1,000,000           $.75             $750,000           $2,000
---------------------------------------------- ------------------ ---------------- ------------------- ----------------

(1) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                TABLE OF CONTENTS

SECTION                                              PAGE NUMBER



Prospectus Summary                                                          4
Risk Factors                                                                5
Use of Proceeds                                                             8
Determination of Offering Price                                             8
Dilution                                                                    8
Selling Security Holders                                                    8
Plan of Distribution                                                        9
Legal Proceedings                                                          10
Directors, Executive Officers, Promoters and Control Persons               10
Security Ownership of Certain Beneficial Owners and Management             10
Description of Securities                                                  11
Interest of Named Experts and Counsel                                      11
Disclosure of Commission Position on Indemnification For Securities
Act Liabilities                                                            12
Organization Within Last Five Years                                        12
Description of Business                                                    12
Management's Discussion and Analysis or Plan of Operation                  14
Description of Property                                                    16
Certain Relationships and Related Transactions                             17
Market For Common Equity and Related Stockholder Matters                   17
Executive Compensation                                                     17
Financial Statements                                                       18
Changes in and Disagreements With Accountants on Accounting and
Financial Disclosure                                                       18
Part II - Information Not Required In Prospectus
Indemnification of Directors and Officers                                  18
Other Expenses of Issuance and Distribution                                19
Recent Sales of Unregistered Securities                                    19
Exhibits                                                                   19
Undertakings                                                               19
Signatures                                                                 21

                                   PROSPECTUS

                                 HATHAWAY, INC.
                                   Prospectus
                        1,000,000 Shares of Common Stock,
                         OFFERING PRICE: $0.75 PER SHARE

The registration statement of which this Prospectus is a part relates to the offer and sale by Hathaway Corporation, a development stage Delaware corporation (the "Company," "We," or "Our"), of our securities by the Company consisting of 1,000,000 shares of our common stock, $.0001 value per share, referred to as the "Securities." See "DESCRIPTION OF SECURITIES."

Our common stock offered is not listed on any national securities exchange or the NASDAQ stock market. We may apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTCBB") if this registration statement clears all comments of the United States Securities and Exchange Commission (the "SEC"). There is no assurance that we will obtain listing on the OTCBB.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2003


ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS SELECTIVE AND QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY OF CERTAIN PROVISIONS OF THE PROSPECTUS IS INTENDED ONLY FOR CONVENIENT REFERENCE AND DOES NOT PURPORT TO BE COMPLETE. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.

OUR COMPANY

Hathaway was organized and commenced operations on July 23, 2002, but has not generated significant revenue and is still a development stage corporation. Since the inception, Hathaway has been developing communications, telecommunications and security related software applications to market and sell in the global marketplace. Hathaway Corporation, 1) develops, markets and licenses affordable enterprise applications and 2) provides information technology (IT) services and enterprise-wide business and technology solutions for five global industry groups; healthcare industry, manufacturing, financial services, communications and telecommunications. The Company carries and offers a comprehensive portfolio of services including, information solutions, system integration, and application development. Our website is http://www.Hathawayglobal.com.

For financial services industry we specialize in corporate and international banking, credit and collections management, risk management, trade services and payments. For telecommunications we provide communication tools, risk management, and payment services. Our current enterprise application offering for the telecommunications industry is;

o Communication and Collaboration. Our newly developed console based client/server communication and collaboration product called Webimx, allows enterprises of all sizes to have access to affordable and secure collaborative environment for training, sales, customer service and multimedia collaborations.

Currently we are in the process of marketing our Communication and Collaboration software to the targeted market including government agencies, municipalities, ISPs, LECs and multi-presence enterprises worldwide in need of non web-based secure inter-enterprise communication & collaborative application.

THE OFFERING

As of December 31, 2002 we had 20,000,000 shares of our common stock outstanding. This offering is comprised of 1,000,000 Shares offered by the Company.

Prior to this offering there has been no public market for Hathaway common stock and there is no assurance that such a public market will develop or continue after the completion of this offering. The initial public offering prices of the shares will be determined solely by Hathaway and bears no relation to Hathaway earnings, assets, book value, net worth, or any other recognized criteria of value. Application will be made for quotation of Hathaway common stock on the Over The Counter Bulletin Board ("OTCBB").

We are not required to receive any minimum amount of subscriptions before accepting such subscriptions for investment in Hathaway. There is no minimum amount of shares that must be sold, and offering proceeds will not be placed in any escrow account. This means that Hathaway will have the ability to use the offering proceeds as they are received, regardless of how many shares are sold. All consideration put forth by our investors will not be returned. All costs incurred in the registration of the shares are being borne by Hathaway.

We have a short history of operations and relatively no revenues and limited capital. Prior to the offering of the shares as described herein, there has been no public market for the common stock of Hathaway and there are no assurances that a public market will develop following completion of this offering or that, if any such market does develop, it will be sustained.


FINANCIAL SUMMARY INFORMATION

The following Summary Financial Summary and Operating Data have been derived from the financial statements of the Company for the periods indicated. The following financial data should be read in conjunction with the Company's financial statements and the notes thereto included elsewhere in this Registration Statement.

The following selected financial data should be read in conjunction with our financial statements and the notes attached thereto.




                                    From July 23, 2002
                                      (the inception)
                                         through            Nine Months Ended
                                      March 31,2003         December 31, 2003
                                      -------------         ------------------

Statements of Operations:
Revenue                               $       -              $       -
Operating Expenses:
Professional Fees                     $    38,000            $    15,300
General and Administrative Expenses   $       -              $     7,514
Net (Loss)                            $ (  38,000)           $(   22,814)
Loss Per Share                        $ (   .0019)           $(    .0011)
No. of Shares Outstanding              20,000,000             20,000,000

Balance Sheet Data
Total Assets                            2,417,800              2,434,870
Long-term Liabilities                         -                      -
Shareholders Equity                     2,379,800              2,356,986

                                  RISK FACTORS

THE SECURITIES BEING OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND AN INVESTMENT IN THE SHARES.

                         RISKS RELATED TO OUR OPERATIONS

We Will Require Additional Funding

The Implementation of our business plan, and the development of our own product line, will require substantial additional capital. While the funding from the Offering will provide interim working capital, we may have to seek additional capital in the future. Should we not be able to obtain sufficient proceeds from this Offering, or a future offering, we may be unable to develop our new product line, or fully implement our business plan.

Our future success is highly dependent on the strength of our new the product line.

Our future success will depend, in part, on our ability to increase awareness of our new product line. In order to build product awareness and increase sales, we must succeed in our marketing efforts. Our ability to increase revenues generated from the products we offer will depend, in part, on the success of our marketing efforts including advertising. If our marketing efforts are unsuccessful or if we cannot increase our product awareness, our business plan may not be successful.

Development Stage Corporation

Hathaway is a development stage company with a limited operating history, and there is a risk we will not be able to sustain our operations, which means that investors may lose their entire investment.

Since we have no meaningful history of operations, there is no way to predict if we will be able to sustain our operations. If we are unable to sustain our operations, investors may lose their entire investment.

We have no meaningful operating history that you can use to evaluate us.

Hathaway was recently organized in July 2002 and has had limited operations to date and have only generated limited revenues. For the past sixteen-months, we have started our operations through organizational tasks including issuing shares to its original shareholders, raising initial capital, developing a business plan, licensing and developing applications, developing our websites and acquiring customers. Because Hathaway has a limited record of an operating history, we have no meaningful financial historical data upon which investors may base a determination of future operational performance.

For at least the current fiscal year, Hathaway is likely to incur losses from startup operations as a result of, among other things, organization expenses, registration expenses, and marketing and expansion costs. Hathaway may not achieve profitability at any time in the future or, if achieved, sustain such profitability. Therefore, Hathaway prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development, particularly companies, like ours, in rapidly evolving markets such as the telecommunications industry.

Revenue unpredictability

Our revenues are difficult to predict because they can fluctuate significantly given the nature of the markets in which we operate. This limits your ability to evaluate our historical financial results and increases the likelihood that our results could fall below the expectation of market analysts, which could cause the price of our equity shares to decline.

Dependence on Skilled Personnel; Risks of Wage Inflation

The Company's ability to execute its contracts and to obtain new clients depends, in large part, on its ability to attract, train, and retain highly skilled IT professionals, project managers, software engineers and other senior technical personnel. An inability to hire and retain additional qualified personnel will impair the Company's ability to bid for or obtain new contracts and to continue to expand its business. The Company believes that there is significant competition for IT professionals with the skills necessary to perform the services offered by the Company.

Fixed-Price, Fixed-Time Frame Contracts

We offer a portion of our services on a fixed-price, fixed-time frame basis, rather than on a time-and-materials basis. Although we use specified software engineering processes and our past project experience to reduce the risks associated with estimating, planning and performing fixed-price, fixed-time frame projects, we bear the risk of cost overruns, completion delays and wage inflation in connection with these projects. If we fail to accurately estimate the resources and time required for a project, future rates of wage inflation and currency exchange rates, or if we fail to complete our contractual obligations within the contracted time frame, our profitability may suffer.

We may be liable to our clients for damages caused by system failures, which could damage our reputation and cause us to lose customers.

Many of our contracts will involve projects that are critical to the operations of our clients' businesses, and provide benefits that may be difficult to quantify. Any failure in a client's system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. Although we will attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes or omissions in rendering our services, we cannot assure you that the limitations on liability we provide for in our service contracts will be enforceable in all cases, or that it will otherwise protect us from liability for damages.

A public market for our shares may never develop, making the shares illiquid.

A public market for our shares may never develop. This may make it difficult or impossible for investors in our shares to sell them.

If our shares are approved for a quotation on the over-the-counter market, they may be thinly traded and highly volatile.

Stocks traded on the over-the-counter bulletin board or the pink sheets are usually thinly traded, highly volatile, and not followed by analysis. Investors in our stock may experience a loss or liquidity problem with their share holdings

We have no meaningful revenues and expect future losses

         We expect negative cash flow and operating losses for the foreseeable future. We expect our operating costs to increase. The principal costs of expanding our business will include:

         o        recruiting and retain key personnel
         o substantial direct and indirect marketing, advertising and promotional costs o costs incurred in connection with hiring staff to meet our anticipated growth o costs incurred to accommodate changes in technology o costs incurred in connection with licensing and royalty fees for enterprise applications;
         o costs incurred in connection with hiring internal application developers and programmers to develop our proprietary software.

         As a result, we expect that it will take some time before we begin generating substantial net income. If net operating revenue does not grow at the rate we anticipate, and we are unable to adjust our operating expenses accordingly, then our business and financial results could be substantially and adversely affected

We will need additional capital in the future and it may not be available on acceptable terms.

         We may need to raise additional funds in order to finance our operations while we develop and expand our customer base and relationships with suppliers. Financing by bank loans, private capital, sale of additional share offerings or any other capital raising methods may not be available on terms favorable to us, or at all. If adequate funs are not available on acceptable terms, we may be forced to curtail or cease operations. Even if we are able to continue operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our business plan.

Hathaway is dependent upon the efforts of Messrs. Talari, Lisenby, Knox and Talari to execute our business plan.

         Our future success depends significantly on our four executive officers and three proposed executive officers, our Chief Executive Officer, Sam Talari, our VP of Sales Paul Lisenby, our Chief Financial Officer Michael Knox, and Executive Secretary Jenny Talari. We are heavily dependent upon Messrs. Talari, Lisenby, Michael Knox and Talari to implement our business plan. At this time, Mr. Talari, Mr. Lisenby, Mr., Knox and Mrs. Talari are employed on a full time basis, devoting such time to the affairs of Hathaway as deemed appropriate, which is estimated to be approximately 40 hours per week. Further, we have not obtained a "key person" life insurance policy on Mr. Talari, Mr. Lisenby and Talari and to date we have only compensated partially Mr. Talari and Mr. Lisenby for their services. The loss of their services could have a significant adverse effect on our business because we may not be able to replace them with suitable management leadership possessing their overall industry and business knowledge.

Hathaway may not be able to hire enough additional management and other personnel.

         Our success depends, to a great extent on our ability to attract and retain qualified management and other personnel. We face significant competition in the recruitment of qualified employees. If we are not successful in recruiting or retaining a sufficient number of employees, or if the costs of compensation, or of outsourcing these tasks to third-party providers were to increase significantly, it could cause the business to fail due to the lack of available employees qualified and capable of successfully achieving sales, technical, operational and management skills needed to carry out our business plan.

We cannot predict our success because our business model is unproven

         Our success depends on continued growth in the IT outsourcing, IT expenditure and acceptance of IT solutions for business enterprise software needs. The success of our business will ultimately depend on our ability to secure IT and software developing contracts from companies and selling our proprietary applications. If we are unable to secure contracts for information technology services and solutions then our ability to sustain operations would be impaired and result in significant losses. Our success will also depend on our ability to compete with other providers of information technology services. Because we are a development stage company and currently our exclusive proprietary products are in their initial stages, we may not be successful in attracting customers.

Our business and business prospects will suffer significantly if we are unable to obtain IT contracts from small to medium sized companies

         Obtaining contracts from Small to Medium sized companies is an extremely uphill battle due to entrenchment of larger software providers and natural inclination to resist to any new enterprise software applications, on behalf of the companies.

We may have difficulty managing our growth as planned

         To manage our anticipated growth, we must implement and continually improve our operational, financial and management information system and hire, train and retain qualified personnel. Our expansion could place a significant strain on our services and support operations, sales and administrative personnel, and other resources.

         Our systems, procedures or controls may not be adequate to support our operations. Further, our management may not be capable of fully exploiting the market for our services. Our failure to manage growth effectively could have a substantial, negative effect on our business and financial results. This potential inadequacy could result in our inability to provide services on a timely basis and consequent loss of customers and revenues.

              RISKS RELATING TO THE INFORMATION TECHNOLOGY INDUSTRY

We Face Intense Competition

Competition in our industry is intense and many of our competitors have greater resources than we do to respond to changes in our industry. Substantially all of our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging styles and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products. These competitors, in all likelihood, will be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers. Our competitors also may develop products that are equal to or superior to our products, or that achieve greater market acceptance.

Security of Transactions and Confidential Information

         We believe that concern regarding the security of confidential information transmitted over the Internet (such as credit card numbers) prevents many potential customers from engaging in online transactions. We will include basic security features in all of our products to protect the privacy and integrity of customer data, such as password requirements for access to our trade community.

         Our infrastructure might potentially be vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more prevalent, our customers will become more concerned about security. If we do not add sufficient security features to future product releases, our products may not achieve an acceptable level of market acceptance or if purchased by customers, may result in additional legal exposure. The occurrence of any of the foregoing could materially adversely affect our business, financial condition and operating results. To solve the above issues, we intend to license encryption technology to protect confidential transaction data.

Dependence on the Internet

      Our market is new and rapidly evolving. Our business would be adversely affected if Internet usage does not continue to grow. Internet usage may be inhibited by a number of reasons, such as:

o        Infrastructure;
o        Security concerns;
o        Inconsistent quality of service; and
o        Lack of availability of cost-effective, high-speed service.

      If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth or its performance or reliability may decline. In addition, Web sites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our trade community could be adversely affected.

 Risks Associated with Maintaining our Databases

         We will update and maintain extensive databases of the products, and services. Our computer systems and databases must be sufficiently scalable to process large amounts of information without significant degradation in performance. Database capacity constraints may result in data maintenance and accuracy problems, which could cause a disruption in our service and our ability to provide accurate information to our customers. Such problems may result in a loss of members or could materially and adversely affect our business, financial condition and results of operations. Our customer contracts provide for service level guarantees for data accuracy. To the extent that we are unable to maintain data accuracy at required levels, we could incur significant liabilities and the applicable contracts could be terminated, any of which could materially and adversely affect our business, financial condition and results of operations.

Adverse Effects by Unknown Software Defects

         Our products depends on complex software developed internally and by third parties. Software often contains defects, particularly when first introduced or when new versions are released.

         Although we will conduct extensive testing, we may not discover software defects that affect our new or current services or enhancements until after they are deployed. These defects could cause service interruptions, which could damage our reputation or increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could materially and adversely affect our business, financial condition and results of operations.

Our Dependence on Content Providers

         We will rely on third party content providers, such as trade publications and news wires. It is critical to our business that we maintain and build our existing relationships with content providers. Many of our initial agreements with third party content providers will be for terms of one to two years. The content providers may choose not to renew the agreements or may terminate the agreements early if we do not fulfill our contractual obligations, including our payment obligations.

         If a significant number of content providers terminate our agreements with them, it could result in decreased traffic on our trade community and decreased advertising revenue. Because our agreements with certain of our content providers are nonexclusive, a competitor could offer content similar to or the same as ours.

Risk Associated with Brand Development

         To be successful, we must establish and strengthen the brand awareness of the "Hathaway" brand. We believe that brand recognition will become more important in the future with the growing number of Internet sites. Our brand awareness could be diluted, which could adversely affect our business, if users do not perceive our products and services to be of high quality. If our brand awareness is diluted, it could decrease the attractiveness of our audiences to advertisers, thus decreasing advertising revenues.

Risks Associated with International Expansion

         We intend to have operations in a number of international markets. To date, we have limited experience in developing localized versions of sourcing and enterprise software and in marketing, selling and distributing our solutions internationally.

International operations are subject to many risks, including:

o The impact of recessions in economies outside the United States, especially in Asia;
o        Changes in regulatory requirements;
o        Reduced protection for intellectual property rights in some countries;
o        Potentially adverse tax consequences;
o        Difficulties and costs of staffing and managing foreign operations;
o        Political and economic instability;
o        Fluctuations in currency exchange rates; and
o Seasonal reductions in business activity during the summer months in Europe, Asia and certain other parts of the world.

Risk of Infringement and Proprietary Rights

         Proprietary rights are important to our success and our competitive position since we will apply for several trademarks and software patents. Generally, our domain names for our trade community are not protect-able as trademarks because they are too generic. Although we seek to protect proprietary rights, our actions may be inadequate to protect our trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights.

         In addition, effective copyright and trademark protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate destination of our work. We also license content from third parties and it is possible that we could become subject to infringement actions based upon the content licensed from these third parties. We generally obtain representations as to the origin and ownership of such licensed content; however, this may not adequately protect us. Any of these claims, with or without merit, could subject us to costly litigation and the diversion of our technical and management personnel.

Risks associated with domain names

         We currently hold various Internet domain names relating to our brand. These domain names include Hathawayglobal.com, Hathawayglobal.net, channelsoft.com, and other domain names. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the exclusive registrar for the ". com" ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant domain names in all countries where we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks is unclear. We may not be able to prevent third parties from acquiring domain names that are similar to our domain names, which could materially adversely affect our business, financial condition and operating results.

Possible liability for publishing or distributing content over the Internet

         We may be subject to legal claims relating to the content in our trade community, or the downloading and distribution of such content. Claims could also involve matters such as defamation, invasion of privacy, and copyright infringement. Providers of Internet products and services have been sued in the past based on the content of material. In addition, some of the content provided on our trade community is drawn from data compiled by other parties, including governmental and commercial sources, and we re-key the data. This data may have errors. If our content is improperly used or if we supply incorrect information, it could result in unexpected liability. Our insurance may not cover claims of this type, or may not provide sufficient coverage. Our business financial condition and operating results could suffer a material adverse effect if costs resulting from these claims are not covered by our insurance or exceed our coverage.

Risk of system failure; absence of redundant facilities

         Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Any system interruptions that cause our trade community to be unavailable, and reduce the attractiveness of our trade community to advertisers, could materially adversely affect our business, financial condition and operating results.

Rapid technology change

         Rapid technological change and frequent new product announcements characterize our market. Significant technological changes could render our existing software technology obsolete. To be successful, we must adapt to our rapidly changing market by continually improving the responsiveness, functionality and features of our software technology and by developing new features to meet customer needs. Our success will depend, in part, on our ability to license leading technologies useful in our business, enhance our existing services, develop new services and technology that address the needs of our customers, and respond to technological advances and emerging industry standards in a cost-effective and timely basis. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, our business, financial condition and operating results will be adversely affected.

                          RISKS RELATED TO THE OFFERING

There Is Presently No Public Market For Our Common Stock And A Market May Never Develop

We intend to apply for listing of the securities on the Over the Counter Bulletin Board ("OTCBB"); however, we cannot assure that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broke-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for an OTCBB listing.

There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

An Investment in the Shares Will Result In Immediate Substantial Dilution

Our Board of Directors has the authority to issue shares without shareholder consent and therefore, they may issue shares which could cause your shares to be worth less in the future.

Although we currently have no plans to issue any additional equity securities, our Certificate of Incorporation authorizes the issuance of a maximum of one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share. As of December 31, 2003, there were 20,000,000 common shares issued and outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the stock.

Because An Existing Shareholder Will Continue to Control the Company An Investor Will Not Be Able to Influence Corporate Affairs
-------------------------------------------------------------------------------

Our Principal Stockholders, Sam Talari, owns approximately 54% of our common stock and therefore control of our Company. As such he will have significant influence over all matters requiring approval by our stockholders, but not requiring approval of minority stockholders. In addition, Sam Talari has the voting power to elect all members of our Board of Directors. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our company. In addition, Sam Talari may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-notice and duly-held meeting of stockholders.

Because We Have Never Paid Dividends, You May Not Earn Income On Your Investment

As a developing corporation, we have never paid dividends and therefore, you may never get income from your investment. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents we may execute. Accordingly, there can be no assurance that cash dividends of any kind will ever be declared or paid.

Best efforts, no minimum offering; you may lose your entire investment.

         The shares offered hereby will be sold on a "best efforts" basis. Thus, we cannot assure that all or any of the shares offered will be sold. We are not required to receive any minimum amount of subscriptions before accepting such subscriptions for investment in Hathaway. Accordingly, investors whose subscriptions are accepted first run the additional risk that we may not raise additional funds or all of the funds we are seeking in this offering which could materially and adversely affect our ability to finance Hathaway business plan. In any event, consideration put forth by our investors will not be returned.

Our Stock Price Could Be Volatile And Your Investment Could Decline In Value

We have arbitrarily determined the public offering price of the common stock offered pursuant to this prospectus. The public offering price does not necessarily bear any relationship to our assets, net worth, results of operations or any other established criteria of value. You should not consider the public offering price for our common stock to be any indication of its actual value. It is likely that the trading price of our common stock will be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

- developments concerning our operations; - announcements of technological innovations by us or our competitors; - new products introduced or announced by us or our competitors; - actual or anticipated variations in quarterly operating results; - conditions or trends in the regulatory climate and financial markets;
- changes in the market valuations of similar companies; - additions or departures of key personnel; and - sales of our common stock.

In addition, equity markets in general, and the market for IT and software companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management's attention and resources, which could seriously harm our business.

You May Experience Difficulty In Trading Our Common Stock Because It Will Not Initially Be Quoted In Any Public Market And We Anticipate That It May Subsequently Trade On The Over-The-Counter Electronic Bulletin Board Or On The Pink Sheets

Initially, our common stock will not be quoted in any public market. We anticipate that our common stock will eventually be quoted on the over-the-counter electronic bulletin board or on the Pink Sheets. Each of the bulletin board and the Pink Sheets is a significantly less liquid trading market than the other stock exchanges. At a future date, we may apply for listing on the NASDAQ SmallCap Market or other exchanges if we are able to satisfy their quantitative and other listing requirements. However, we cannot assure you that we will apply for any such listing or that our application would be accepted. As a result, you may find it more difficult to dispose of, or obtain accurate quotes on, our common stock.

Future sales of our common stock could adversely affect the market.

         Future sales of our common stock into the market may also depress the market price of our common stock if one develops in the future. To date, we have issued only common stock. Of the 21,000,000 shares (assuming sale of all of the shares offered hereby) of common stock outstanding upon completion of this offering, 18,800,000 shares of common stock are deemed restricted shares under Rule 144.

         Such shares may be sold only pursuant to an effective registration statement or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Hathaway, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Hathaway or an affiliate of Hathaway. The number of shares of common stock that may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Hathaway, and who has not been an affiliate of Hathaway for 90 days prior to the sale and who has beneficially owned shares acquired from Hathaway or an affiliate of Hathaway for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

         No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Hathaway common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

State registration required for sales of shares may restrict the transferability of the shares covered in this prospectus. Under some state securities laws, shares of common stock may not be sold unless they are qualified for sale or are exempt from the registration requirements of the state in which the prospective purchaser lives. Hathaway will use best efforts to register and qualify Hathaway common stock under the state securities laws in which Hathaway believes it necessary to do so. Failure to register and qualify Hathaway common stock under applicable state securities laws may indefinitely restrict the ability of a shareholder in a particular state to transfer his or her shares.

It May Be Difficult For You To Sell Shares Of Our Common Stock If We Become Subject To "Penny Stock" Regulations
-------------------------------------------------------------------------------

Our common stock is expected to trade on the over-the-counter electronic bulletin board or on the Pink Sheets and, therefore, is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock". A penny stock is generally defined as any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales requirements on broker-dealers who sell penny stocks to persons other than established customers and "accredited investors". An accredited investor is generally defined as an investor with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with a spouse.
                                        7
Pursuant to Rule 15g-9 of the Securities Exchange Act of 1934, for these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotation for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. This information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of the common stock.

ITEM 4.  USE OF PROCEEDS

         The shares of common stock offered hereby are being registered for the Company. All proceeds received by the Company from the sale of shares will be used for working capital. Assuming a sales price of $0.75 per share, the following would be our use of proceeds from this offering assuming the respective number of shares are sold:

                  If 300,000 Shares     If 600,000 Shares    If 1,000,000 Shares
                  are sold              are sold             are sold
                  -----------------     ------------------   -------------------
Offering costs     $  37,905.00         $  37,905.00         $  37,905.00
Working Capital    $200,000.00          $425,000.00          $725,000.00
                   ---------------      ------------------   -----------------
Total              $187,095.00          $412,095.00          $712,095.00

         The foregoing represents Hathaway present intentions and best estimate of its allocation of the proceeds of the sale of the shares based upon Hathaway business plan and current economic and industry conditions and is subject to reapportionment among the categories listed above in response to, among other things, changes in its plans, regulations, industry conditions and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in Hathaway contemplated operations or business plan and changes in economic and industry conditions.


ITEM 5.  DETERMINATION OF OFFERING PRICE

 The offering price of the 1,000,000 common shares being offered by the Company has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

ITEM 6. DILUTION

Our unaudited tangible net book value as of June 30, 2003, assuming 20,000,000 Shares outstanding, was approximately $2,500,000 or approximately $.125 per Share (before giving effect to the Offering). Net tangible book value represents the amount of total tangible assets less total liabilities, divided by the number of Shares outstanding. See "Risk Factors."

Assuming the sale of 1,000,000 shares, and after deducting Offering expenses estimated to be payable by us, our as adjusted net book value, as of June 30, 2003, would have been approximately $3,250,000 or $.15 per Share. The represents an immediate increase in net book value of $.03 per Share to existing shareholders and an immediate dilution in net book value of $.80 per Share to new investors in the Shares in this Offering. The following table illustrates this per share dilution:



Offering price per Share........................................... $0.75
Net book value per Share prior to the Offering.....................   .12
Increase per Share attributable to New Investors...................   .03
Adjusted net book value per Share after the Offering...............   .15
Dilution per Share to new investors................................ $ .80


ITEM 8. PLAN OF DISTRIBUTION

We intend to apply to the NASD to have our shares listed on it's over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on it's over the counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The Corporation may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker- dealer solicits the purchaser;
- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker- dealer for its account;
- an exchange distribution in
accordance with the rules of the applicable exchange;
- privately-negotiated transactions;
- broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share;
- a combination of any of the methods of sale;
and any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders participating in the distributions of our common stock may be, deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933; and any profit on the sale of our common stock by the selling shareholder, and any commissions or discounts given to any broker dealer, may be deemed to be underwriting commissions or discounts pursuant to the Securities Act of 1933. In offering common stock for resale in the United States or to persons who are citizens or residents of the United States, selling shareholders will offer and sell common stock only to registered broker-dealers.

Pursuant to the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods prior to the commencement of the distribution. In addition, the selling shareholders will be required to comply with all the requirements of the Securities Exchange Act of 1934.

We have advised the Company that, during the time as they may be engaged in a distribution of any of the shares we are registering by the Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. We have advised the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

ITEM 9. LEGAL PROCEEDINGS

To the best of our knowledge, we are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority involving the Company.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS DIRECTORS AND OFFICERS.

Our Bylaws provide that we shall have a minimum of one (1) director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

  Name                       Age                  Positions Held
 -------                    ------               -----------------
Saeed(Sam)Talari             42                    President
Paul Lisenby                 42                    Vice-President
Jenny Talari                 41                    Secretary
Michael Knox                 45                    CFO


The director named above will serve until the next annual meeting of our shareholders to be held within six (6) months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one year terms.


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 2003, there were 20,000,000 shares of our common stock, .0001 par value outstanding. The following tabulates holdings of our common shares by each person who, as of December 31, 2003, (a) holds of record or is known by us to own beneficially more than 5.0% of our common shares and, in addition, (b) by all of our directors and officers individually and as a group. To the best of our knowledge, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.


Title of Class             Group            Amount   Nature   Percent
--------------             -----            ------   ------   -------
Common     Sam Talari               10,800,000     CEO/Direct  54.00%
Common     Jenny Talari              1,000,000     Secretary    5.00%
Common     Niaz Aziz                 1,000,000     Direct       5.00%
Common     FutureTech Capital*       6,800,000     Direct      34.00%
Common     Mike Knox                   100,000     CFO          0.50%
Common     Aziz Malik                  100,000     Direct       0.50%
Common     Sadruddin Curimbhoy         100,000     Direct       0.50%
Common     Paul Lisenby                 70,000     VP. Sales    0.35%
Common     Mike Mackey                  30,000     Direct       0.15%

Total Officers & Directors
as a group                          20,000,000     Direct     100.00%

 (1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, to the best of our knowledge.
(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change of Control

There are currently no arrangements, which would result in a change of control of the Company.

ITEM 12. DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

Qualification

The following statements constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete; therefore, the full text of the Articles of Incorporation and Bylaws provided in the exhibits hereto should be referred to.

Common Stock

Our Articles of Incorporation authorize us to issue up to 100,000,000 common shares, $.0001 per common share. As of December 31, 2002, we had 20,000,000 shares of common stock outstanding held by nine shareholders. All outstanding common shares are fully paid and non-assessable.

Liquidation Rights

Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

Voting Rights

Holders of our common shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights

Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of the Company. We have not issued preferred or debt securities.

ITEM 13. EXPERTS

Our financial statements for the fiscal years ended March 31, 2003 and nine months ended December 31, 2003 have been included in this prospectus in reliance upon the report appearing in Item 22, of Gregory, Sharer & Stuart, P.A., Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 15. ORGANIZATION WITHIN THE LAST FIVE YEARS

We were organized under the laws of the State of Delaware on July 23, 2002.

ITEM 16 . DESCRIPTION OF BUSINESS HISTORY AND ORGANIZATION

Hathaway was organized and commenced operations on July 23, 2002, but has not generated significant revenue and is still a development stage corporation. Since the inception, Hathaway has been developing communications, telecommunications and security related software applications to market and sell in the global marketplace. Hathaway Corporation, 1) develops, markets and licenses affordable enterprise applications and 2) provides information technology (IT) services and enterprise-wide business and technology solutions for five global industry groups; healthcare industry, manufacturing, financial services, communications and telecommunications. The Company carries and offers a comprehensive portfolio of services including, information solutions, system integration, and application development.

Hathaway will use a global infrastructure to deliver value-added services to its customers to address IT needs in specific industries. The Company offers a comprehensive range of IT services based on existing and emerging technologies that are tailored to meet the specific needs of its clients. Hathaway designs, develops and installs software for a variety of IT systems. A project may involve the development of new applications or new functions for existing software applications. Each development project typically involves all aspects of the software development process, including definition, prototyping, design, pilots, programming, testing, installation and maintenance.

The Company will work with offshore software development facilities located throughout India, Russia and Asia that enable it to provide high quality, cost-effective services to its customers. The Company's services that are offered on a fixed-price, fixed-time frame or time-and-materials basis, include custom software application development, research and development, information solutions, e-solutions and product lifecycle management services.

We have two primary business segments:

o Enterprise Applications. We develop, market and license affordable communications, telecommunications and security related applications for midsize to large enterprises within five global industry groups; healthcare industry, manufacturing, financial services, communications and telecommunications. With our keen sense of industry trends, we are able to explore new niche markets and opportunities with minimal cost. Our initial target markets are telecommunications and financial services industries. For financial services industry we specialize in corporate and international banking, credit and collections management, risk management, trade services and payments. For telecommunications we provide communication tools, risk management, and payment services. Our current enterprise application offerings are;

o Communication and Collaboration. Our newly developed web based/client server communication and collaboration product called Webimx, allows enterprises of all sizes to have access to affordable and secure collaborative environment for training, sales, customer service and multimedia collaborations.

o Credit Risk Management. CredEx is a proprietary credit adjudication software product that has incorporated our specialists' knowledge and experience in financial credit scoring industry and software development technologies. CredEx has primarily been designed as an ASP (Application Service Provider) system, fulfilling the requirements of virtually any type of organization for on-line credit checking. The distinctive feature of CredEx is not just about the online automated decision-making. It also allows the scoring modelers to visually design, deploy, test, debug, and adjust their scoring models in a matter of hours or even minutes. CredEx can easily handle sophisticated custom scoring models that are implemented as multi-branch routing logic and contain multi-scorecard and multi-credit bureau calls. With robust security features, CredEx can be accessed on a company's intranet, or on the Internet through a universal web browser. It can also be interfaced to any client software through a very simple and flexible XML-based API.

o Global IT Services. We provide information technology (IT) services and enterprise-wide business and technology solutions for global IT market. We will be able to provide high quality, cost-effective services to our customers. We will carry and offer a comprehensive portfolio of services including, information solutions, system integration, and application development. We have three distinct solutions segments which includes;

o Information Solutions. Information solutions, encompasses its traditional information technology (IT) outsourcing business. Information solutions include data management, network and system operations, applications development and maintenance, Website management and internet hosting. The Company offers data processing services for stand-alone, midrange or high-end systems physically located in one or more controlled environments. This includes management services for traditional application processing environments, as well as specialized services such as Website hosting and data warehousing. These services will help clients reduce risk, facilitate cost-effective growth, improve delivery, efficiency and quality, and enhance client-to-customer relationships. The Company offers end-to-end services to plan, deploy, operate and refresh an enterprise's total distributed processing capability.

o    Systems integration. Systems integration encompasses designing, developing,
     implementing   and   integrating    complete    information   systems   for
     multi-platform environments.

o Application Development. The Company provides turnkey software development that may involve the development of new applications or new functions for existing software applications. The projects will be offered pursuant to fixed-price, fixed-timeframe contracts. Projects may involve all aspects of the software development process, including definition, design, testing, installation and maintenance. In the beginning of the process of the development, we send our system analysts to the client's site to help define the project and to estimate the scope and cost of the project. Hathaway will then perform the design review, software programming, program testing, module testing, integration and volume testing.

Marketing

         Hathaway's marketing efforts will be directed at reaching Senior Executive Management teams, including the Chief Financial Officers, Chief Information Officers, Chief Executive Officers, Owners and other key Decision-makers of our potential customers.

         Our definition of our target market includes those companies that have a turnover of $5M to $5 billion per annum. They include startups, entrepreneurs developing or launching a new product or service, family-owned businesses, proprietorships, influencer, corporations, government entities, and non-profit institutions. These companies would typically have from 100 to 10000 employees. They may fall within any of our targeted group within financial institutions and insurance companies.

         We try to be a leader in our segment of the industry through superior customer service and technological innovation. Our goals are to enhance our clients' visibility and profitability through state of the art solutions and domain expertise. Some clients verify that the increased revenues realized from more streamline operation and market traction can wholly or partially recover the cost of our solutions. We emphasize the benefits of our solutions by:

         1. Adhere to high professional service standards;
         2. Maintaining only highly qualified industry consultants as domain experts; 3. Educating our clients on global visibility and traction in regards to their products; and 4. Providing our services at a cost which is affordable to our customers with verifiable ROI.

         We also try to increase customer satisfaction by offering a wide variety of solutions. We believe our customers view this as a turnkey solution for their important business functions. Our solutions can therefore be viewed as a total solution for businesses in our targeted segment.

         Our future strategy is to increase the number of customers we serve, and to increase our services to each client. There are numerous medium size businesses in the industry that operate throughout the United States with inadequately product visibility and customer traction. We believe we can offer an excellent solution for these enterprises. As we continue to develop and market our expertise to these enterprises, we hope to appeal to larger companies with revenue of more than $100M plus throughout the United States.

         We believe our existing solutions will be adequate to sustain our growth for the foreseeable future. However, as new opportunities come to our attention, we will attempt to capitalize on additional revenue opportunities to accelerate that growth.

         Marketing the services we offer will be critical to our success. An effective web presence, trade show representation and attendance, and industry contacts will be the three key areas we concentrate on in the beginning. As our site matures and we develop a large database of clients, then our referral programs will continue to assist us in building a network of qualified participants that can utilize our services as they come online. In addition, our alliances with other corporate partners will further develop channels of opportunities to market our services to businesses in the targeted market.


                                 MANAGEMENT TEAM

Sam Talari, Paul Lisenby, Michael Knox, and Jenny Talari are shareholders, officers and directors of the company. Mr. Talari has spent over fifteen years in the information technology industry. Mr. Lisenby has more than 20 years in marketing and sales, Mrs. Talari has spent over seventeen years in secretary and administrative positions, Michael Knox has close to 20 years in the financial industry.

                          ADDRESS AND TELEPHONE NUMBER

Our address is 670 N. Commercial Street, Manchester, New Hampshire 03101. Our corporate telephone number is 1-603-232-2460, 1-603-644-4604.

Executive Officers, Directors And Key Employees

The following table sets forth certain information with respect to the directors and executive officers of Hathaway:

Name                 Age               Position

Sam Talari           42                Chief Executive Officer, Director
Paul Lisenby         43                Vice President
Mike Knox            45                Chief Financial Officer
Jenny Talari         41                Secretary
Sadruddin Curimbhoy  41                Director
Niaz Aziz            30                Director
Mike Mackey          38                Director
Aziz Malik           43                Director

           A director is elected for a period of one year at Hathaway annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, the Board of Directors. Hathaway director does not presently receive any compensation for services as director.

Set forth below is a biographical description of Hathaway directors and proposed executive officers.


Sam Talari - Acting CEO, Co-Founder, Chairman


During the last fifteen years, Sam has managed and developed two distinct businesses: From 1985 to 1994, he ran PrymServ Inc., a Retail Service Company that provided product solutions and integration for major retail outlets. His customers included the likes of K-Mart, Toys-R-Us, Sears, and Wal-Mart. As CEO, his primary duties were to market services to his Fortune 500 clients. In 1994, he founded Compusite Corporation, an Internet Solutions Provider that provides a large spectrum of Value Added Services to companies seeking greater presence on the Internet. He helped Compusite to grow from no revenue to an aggregated multi-million dollar company. Sam studied at the University of New Hampshire (computer science, math), University of Lowell (U-Mass) (computer science, engineering, and math) and has a Bachelor in Computer Science.

Paul Lisenby - Director of Business Development


Paul is a seasoned business executive with over 20 years of development and management experience. Paul has authored several business plans for start-up companies and continues to build lasting relationships in the financial sector. Paul was Chief Operating Officer of an e-commerce start-up company that grew from $0 revenue in 1995 to over $57 million in 1998. The last two years Paul has assisted several companies in implementing strategies for branding, online and offline marketing, web development, Internet streaming of audio and video, and has raised capital through private and institutional funding sources. Paul has developed significant funding, manufacturing, and distribution contacts in Asia and continues to assist companies in global strategies to expand their business models.


Michael A. Knox, CFO, CPA, CVA


Michael Knox is a Certified Public Accountant in the State of Florida and is a Certified Valuation Analysts; he has worked in public and private accounting for more than fourteen years. He is a member in good standing with the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and the National Association of Certified Valuation Analysts. While in public accounting he performed various accounting services; SEC filings, tax preparation, tax planning, business consulting, business valuation, and auditing, for individuals, corporations, estates, trusts, not for profit organizations and home owners associations. He has served as the Chief Financial Officer for Family Finance, Inc., as the Controller for One Up Golf and Sportswear, Inc. and as a branch Controller for The Freightliner Corporation.

Jenny Talari - Executive Secretary


From 1992 to 2000, she directed and coordinated executive administrative services for Compusite; including customer support services, vendor relation and support, employee relation, telecommunications, purchasing and procurement, security, and accounting control and support. From 1987 to 1992, she worked as the executive secretary for 786 Services; providing administrative type functions in order to increase available time for executive level responsibilities. She handled wide variety of situations and conflicts involving the clerical and administrative function of the office, including scheduling, project management and other administrative functions. From 1984-1987, she worked for HERMSDORF FIXTURES as an OPERATIONS SUPERVISOR.


Michael F. Mackey (Prudential Securities) - Director

Michael F. Mackey has been in the Financial Services Industry since 1992. He started his career at John Hancock Financial Services Co. as a Registered Representative. After 6 successful years in the retail sector, he moved to John Hancock Funds Co. and was responsible for the wholesale distribution of their funds to the Brokerage Industry.

In 1999 Michael accepted his current position with Prudential Securities Inc. as a Financial Advisor. His duties include managing money for high net worth retail and institutional clients. Michael has received numerous industry awards over the course of his career. Michael received his BS. in Business Administration with a major in Finance from Northeastern University, and is currently matriculating towards his CFP designation from the College for Financial Planning.

Sadruddin Currimbhoy - Director


Currently working at EastGate Capital, Sadruddin is a seasoned international business-person. He has been running his own businesses from 1989, when he founded Solar Tech Industries Ltd., in Hong Kong. Solar Tech achieved excellent success, with a peak annual turnover of approximately $5 million. In addition to administrative duties, Sadruddin was in charge of developing international markets for Solar Tech. This he did, traveling extensively and constantly to Turkey, Holland, South Africa, England, the Middle East, and South Asia. Here, he gained grass-roots level experience in dealing with and respecting, different cultures, laws, and business methods. One of his larger projects included supplying, through a local premiums company, Reebok brand watches, to Pepsico Benelux for a high-profile promotion. In 1995, he set up an Alarm Clock assembling factory in China. He also co-founded Dynabyte Pacific Ltd. - a hardware and software solutions provider in Hong Kong, 1992 - 1997. Sadruddin studied Business Administration and Computer Sciences, at the University of San Diego.

Niaz Azeez - Director

Mr. Azeez is currently working for Vitesse Semiconductor based in Salem, NH, as a chip design and testing Engineer. Mr. Azeez has worked for Vitesse close to four years. He has Bachelors in semiconductor design engineering.

Directors' Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

We have not granted any stock options to the named executive officer. All of our employees are employed pursuant to employment agreements.

Board of Director Committees

         The Board of Directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of those exchanges, we will be required to establish an audit committee.

         The Board of Directors has yet to establish a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no Director receives any compensation for services rendered as a Director. It is likely that we will adopt a provision for compensating directors in the future.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to March 30, 2003 and the consolidated balance sheet data at December 31, 2002 come from Hathaway audited financial statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to March 31, 2003 come from unaudited interim financial statements prepared by management in accordance with generally accepted accounting principles.

Hathaway audited and unaudited interim financial statements for those years, which are included in this prospectus. These statements include all adjustments that Hathaway considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended December 31, 2002 and March 30, 2003 do not necessarily indicate the results to be expected for the full year or for any future period. We have generated limited revenues since inception, but have invested in the production of infrastructure and acquiring customers.

BALANCE SHEET DATA:


                                             December 31,       March 31,
                                                 2003             2003
                                             -------------    ------------
Assets: ................................     $ 2,434,870      $ 2,417,800
                                             ===========       ==========
Liabilities - ..........................     $    77,884      $    38,000
                                             -----------       ----------
    Stockholders' Equity:
    Common stock, Par value $.0001
    Authorized 100,000,000 shares,
    Issued 20,000,000 at December 31, 2003
    and at March 31, 2003...............          2,000             2,000
  Paid-In Capital .......................     2,416,720         2,416,720
  Common Stock subscribed receivable         (      920)       (      920)
 Deficit accumulated during development..    (   60,814)       (   38,000)
                                             ----------        ----------

     Total Stockholders' Equity .........     2,356,986         2,379,800

                                             ----------        ----------


      Total Liabilities and
       Stockholders' Equity ............   $2,434,870      $ 2,417,800
                                           ==========      ===========



STATEMENT OF OPERATIONS DATA:


                                               From July 23, 2002
                                                (the inception)
                                             December 31,      March
31,
                                                2003             2003
                                            -------------   ------------
Revenues: ....................               $      -        $      -
General and administrative
Expenses: ....................                  22,814          38,000
                                            -------------   ------------
     Net Loss ................               $( 22,814)      $( 38,000)
                                            -------------   ------------
Loss per share ...............               $  (.0011)      $  (.0019)
                                            =============   ============

              -------------------------------------------------------

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our financial statements and the notes attached thereto.


                                                          From July 23, 2002
                                         Nine Months        (the inception)
                                       December 31,2003     March 31, 2003
                                       ----------------    ----------------

Statements of Operations:
Revenue                                 $       -           $       -
Operating Expenses:
Professional Fees                       $    15,300         $    38,000
General and Administrative Expenses     $     7,514         $         -
Net (Loss)                              $    22,814         $    38,000
Loss Per Share                          $ (   .0011)        $(    .0019)
No. of Shares Outstanding                20,000,000          20,000,000

Balance Sheet Data
Total Assets                              2,434,870           2,417,800
Long-term Liabilities                           -                   -
Shareholders Equity                       2,356,986           2,379,800


Nine Months Ended December 31, 2003 Compared to July 23, 20002 (the inception) to March 31, 2003

Revenues. The Company is in a developmental stage and has not began to market its products as of yet.

Professional Fees. Professional fees for the nine months ended December 31, 2003 decreased by $22,700 or 59.74% to $15,300 from $38,000. This decrease resulted from one time expenses for valuation, legal and accounting services in connection with the preparation of the offering.

Administrative Expenses. Administrative expenses increased by $7,514 or 100% to $7,514 from $0. The increase resulted principally from increases in general office expense as the Company comes close to starting operations.

Liquidity and Capital Resources

As of December 31, 2003, the Company had no cash and negative working capital of $(76,072). Currently, and as from the inception, working capital has been provided from the personal assets of the primary shareholder Sam Talari. It is foreseeable that until sufficient capital is raised Mr. Talari will continue to provide working capital in the form of loans and advances.

Cash used in operating activities totaled $22,814 for the nine months ended December 31, 2003 compared to $0 for the year ended March 31, 2003.

The Company is intending to borrow funds to finance its operations and startup expenses through short borrowing from its principal shareholder, Sam Talari. The Company intends to repay the shareholder as soon as capital is raised through this offering.

ITEM 18. DESCRIPTION OF PROPERTY

As of the date of this prospectus, Hathaway corporate office is located in Manchester, NH with 700 square feet of office space leased SUNH. When operations commence, Hathaway need for office space will likely increase and Hathaway intends to lease such space as needed. A portion of the proceeds from this offering has been allocated to leasing office space once operations are commenced (see "Use of Proceeds").


ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares. There are 20,000,000 shares of our common stock outstanding, all of which are restricted securities. The restricted securities as defined under Rule 144 of the Securities Act may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

PENNY STOCK CONSIDERATIONS.

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we had four (4) holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

We have not paid any dividends since our inception. We have no restrictions that limit our ability to pay dividends, but we do not anticipate paying dividends in the near future.

TRANSFER AGENT AND REGISTRAR

We anticipate the registrar and transfer agent for our common shares will be Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, NV, 89119and its telephone number at this location is (702) 361-3033.


ITEM 21. EXECUTIVE COMPENSATION

                                       17
The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

                              Hathaway Corporation


Person             Position                   Salary        Bonus       Other
------             --------                   ------        -----       -----
Mr. Sam Talari     President & Director       $ 0           0           $0.00
Ms. Jenny Talari   Secretary                  $ 0           0           $0.00
Mr. Paul Lisenby   VP. Sales                  $ 0           0           $0.00
Mr. Michael Knox   CFO                        $ 0           0           $0.00


We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees within the next twelve months.


ITEM 22. FINANCIAL STATEMENTS


ITEM 22. FINANCIAL STATEMENTS


                               Hathaway Corporation
                          Index to Financial Statements

March 31, 2003
Report of Independent Auditors                                                                   F-2
Balance Sheets as of March 31, 2003                                                              F-3
Statement of Income for the period from July 23, 2003
 through March 31, 2003                                                                          F-4
Statement of Cash Flows for the period from
 July 23, 2003 through March 31, 2003                                                            F-5
Statement of Changes in Shareholders Equity for the years
for the period from July 23, 2003 through March 31, 2003                                         F-6
Notes to Financial Statements                                                             F-7 - F-10

December 31, 2003 (Unaudited)
Balance sheet as of December 31, 2003                                                           F-11
Statement of Income for the three and nine months ended December 31, 2003                       F-12
Statements of Cash Flows                                                                        F-13
Statement of Changes in Shareholders Equity                                               F-14- F-16
Notes to Financial Statements                                                                   F-17


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Gregory, Sharer & Stuart, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


Indemnification of Directors And Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The By-laws of Hathaway Corporation specify that Hathaway shall indemnify its directors, officers, employees and agents to the full extent that such right of indemnity is permitted by law. This provision of the By-laws is deemed to be a contract between Hathaway and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any right to indemnification in respect of action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The amendment or repeal of such provision of the By-Laws may be effected by the affirmative vote of the holders of a majority in interest of all outstanding capital stock of Hathaway entitled to vote, in person or by proxy, at any annual or special meeting in which a quorum is present. The By-Laws may also be amended, adopted or repealed in whole or in part by actions of the majority of the whole board of directors.

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, authorizing unlawful payments of dividends or unlawful redemptions or stock purchases as contemplated by Section 174 of Delaware General Corporation Law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

Hathaway's Certificate of Incorporation limits the liability of its directors as authorized by Section 102(b)(7). The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the capital stock of Hathaway is required to amend such provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses (subject to future contingencies) which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.

ITEM EXPENSE



SEC Registration Fee                                             $ 405
Legal Fees and Expenses*                                      $ 25,000
Printing registration statement and other documents*           $ 2,500
Accounting Fees and Expenses*                                  $10,000
                                                             ---------
Total                                                         $ 37,905
                                                             =========


*Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since our organization on July 23, 2002, we have sold securities in the transactions described below without registering the securities under the Securities Act of 1933, as amended. No underwriter or sales or placement agent was involved in the transactions.


In March 2003, we issued an aggregate of 9,200,000 shares of common stock for services rendered to us. Michael Knox received 100,000 shares, Jenny Talari received 1,000,000 shares, FutureTech Capital received 6,800,000 shares, Aziz Malik received 100,000 shares, Paul Lisenby received 70,000 shares, Sadruddin Curimbhoy received 100,000 shares, Mike Mackey received 30,000 shares and Niaz Aziz received 1,000,000 shares.

                     RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is information regarding the issuance and sales of Hathaway securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

DIRECTORS AND EXECUTIVE OFFICERS

         1. On July 30, 2002, Mr. Talari, our chairman and chief executive officer purchased 10,800,000 shares of our common stock for a purchase price of $0.0001 per share which he paid by contribution of services valued at $1080. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         2. On March 31, 2003, Mrs. Talari, our Executive Secretary purchased 1,000,000 shares of our common stock for a purchase price of $0.0001 per share which she paid $100. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         3. On March 31, 2003, Niaz Aziz, our director purchased 1,000,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $100. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         4. On March 31, 2003, Mike Mackey, our director purchased 30,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $3. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         5. On March 31, 2003, Aziz Malik, our director purchased 100,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $10. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         6. On March 31, 2003, Sadruddin Curimbhoy, our director purchased 100,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $10. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         7. On March 31, 2003, Mike Knox, our director purchased 100,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $10. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         8. On March 31, 2003, Paul Lisenby, our director purchased 70,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $7. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

         9. On March 31, 2003, FutureTech Capital, our director purchased 6,800,000 shares of our common stock for a purchase price of $0.0001 per share which he paid $680. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Hathaway, and since the transactions were non-recurring and privately negotiated.

ITEM 27. EXHIBITS

Exhibit Number   Exhibit Description
3.1              Articles of Incorporation
3.2              Bylaws
5.1              Legal Opinion
23.1             Consent of Gregory, Sharer & Stuart P.A., Certified Public
                 Accountants


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

         c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus forms a part, on Form SB-2 with respect to the common stock being offered by this prospectus. This prospectus includes all material information relating to the offering. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, and we will file periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling 1-800-SEC-0330. You may also read and copy any document we file with the SEC at the SEC's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279.

The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor does it constitute an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                             ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

                                   SIGNATURES

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Boston, State of Massachusets on the 25th day of December, 2002.

                                     HATHAWAY CORPORATION.


                                     By: /s/ ________________
                                         Sam Talari, Chief Executive Officer
                                         Chief Operating Officer, and Director

Date: December 25 2003

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.






SIGNATURE                   TITLE                                DATE
----------                  -----                                -----

/s/ Sam Talari              President/Director         December 25, 2003
--------------
Sam Talari

/s/ Jenny Talari          Secretary/ Director         December 25, 2003
-----------------
Jenny Talari






                              Hathaway Corporation
                          (A Development Stage Company)

                              Financial Statements

Table Of Contents
--------------------------------------------------------------------------------


                                                                    Page No.

Report Of Independent Certified Public Accountants                        3

Financial Statements

     Balance Sheet                                                        4

     Statement Of Operations                                              5

     Statement Of Cash Flows                                              6

     Statement Of Stockholders' Equity                                    7

     Notes To Financial Statements                                     8-11

               Report Of Independent Certified Public Accountants



Board of Directors and Stockholders
Hathaway Corporation

We have audited the accompanying balance sheet of Hathaway Corporation (a development stage company) as of March 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the period from July 23, 2002 (date of inception) to March 31, 2003. These financial statements are the responsibility of Hathaway Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hathaway Corporation as of March 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the period from July 23, 2002 (date of inception) to March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A, the Company's only asset is software acquired in exchange for shares of common stock of the Company's 54% stockholder.

Gregory, Sharer & Stuart, P.A.
[GRAPHIC OMITTED][GRAPHIC OMITTED]
St. Petersburg, Florida
June 3, 2003

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 MARCH 31, 2003



                                     ASSETS

NON-CURRENT ASSETS
   Capitalized Software                                      $    2,417,800
                                                             -----------------

TOTAL ASSETS                                                 $    2,417,800
                                                             =================



                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accrued Expenses                                          $       38,000
                                                             -----------------

     Total Liabilities                                               38,000
                                                             -----------------

STOCKHOLDERS' EQUITY

  Common stock                                                        2,000
  Additional paid-in capital                                      2,416,720

  Common Stock subscription receivable                                 (920)

  Deficit accumulated during the development stage                  (38,000)
                                                             -----------------
      Total Stockholders' equity                                  2,379,800
                                                             -----------------

TOTAL LIABILITIES AND  STOCKHOLDERS' EQUITY                  $    2,417,800
                                                             =================




                             See accompanying notes.

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
              FOR THE PERIOD FROM JULY 23, 2002 (date of inception)
                             THROUGH MARCH 31, 2003



OPERATING EXPENSES
  Valuation services                                 $    13,000

  Legal fees                                              20,000

  Accounting fees                                          5,000
                                                       ------------
     Total operating expenses
                                                          38,000
                                                       ------------


NET LOSS FOR THE PERIOD AND CUMULATIVE DURING THE
DEVELOPMENT STAGE                                        (38,000)
                                                       ============

LOSS PER COMMON SHARE


  Basic                                                 $(.0019)
                                                        ===========


  Fully diluted                                         $(.0019)
                                                        ===========

WEIGHTED AVERAGE NUMBER OF

COMMON SHARES OUTSTANDING

  Basic                                               20,000,000
                                                     ==============

  Fully diluted                                       20,000,000
                                                     ==============





                             See accompanying notes.
                                        5

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
              FOR THE PERIOD FROM JULY 23, 2002 (date of inception)
                             THROUGH MARCH 31, 2003




CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period and cumulative during the
  development stage                                                 $(38,000)
                                                                   -------------

Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Increase in current liabilities:

  Accrued expenses                                                   38,000
                                                                   -------------
     Total adjustments
                                                                     38,000
                                                                   -------------
 Net cash used in operating activities for the period
 and cumulative during the development stage                              -


CASH, BEGINNING OF THE PERIOD                                             -
                                                                   -------------

CASH, END OF THE PERIOD                                            $      -
                                                                   =============


NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Common Stock                                                     $  1,080
  Additional paid-in capital                                      2,416,720
                                                                  --------------
  Capitalized Software                                            2,417,800
                                                                  ==============


  Common Stock subscribed                                         $    920

  Common Stock subscription receivable                                (920)
                                                                  --------------

                                                                  $      -
                                                                  ==============




                             See accompanying notes.
                                        6

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD FROM JULY 23, 2002 (date of inception)
                             THROUGH MARCH 31, 2003



                                                                 SUBSCRIPTIONS          ADDITIONAL
                                     COMMON STOCK                 RECEIVABLE         PAID-IN CAPITAL        DEFICIT          TOTAL
                           --------------------------------   -----------------   --------------------   --------------   ----------
                           ------------- -- ---------------   -----------------   --------------------   --------------   ----------
                             SHARES           AMOUNT                AMOUNT                AMOUNT              AMOUNT        AMOUNT
                           -------------    ---------------  ------------------   --------------------   --------------   ----------
                           -------------    ---------------  ------------------   --------------------   --------------   ----------




Balance July 23, 2002                -        $      -          $  -                   $      -            $    -            $    -



Common Stock                10,800,000            1,080            -                  2,416,720                 -         2,417,800


Common Stock                 9,200,000             920          (920)                        -                  -                 -
Net loss for the period and
   cumulative during the
   development stage                 -               -             -                         -            (38,000)          (38,000)
                           -------------    --------------- -------------------   --------------------   -------------  ------------
Balance, March 31, 2003     20,000,000       $   2,000         $(920)             $  2,416,720           $(38,000)      $ 2,379,800
                           =============    =============== ===================   ====================   =============  ============







                             See accompanying notes.
                                        7

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations

Hathaway Corporation (The Company), a development stage company, was organized on July 23, 2002, and has devoted substantially all of its efforts to establishing and raising necessary capital. Therefore, it has not generated any revenues and is still a development stage corporation. Since the inception, the Company has been developing state-of-the-art enterprise software products to market and sell in the global marketplace.

The Company will develop, market and license affordable communications, telecommunications and security related applications and information technology
(IT) services and enterprise-wide business and technology solutions for five Global Industry Groups; Healthcare industry, Manufacturing, Financial Services, Communications and Telecommunications. The Company utilizes extensive offshore infrastructures based outside the United States to provide affordable software solutions to customers worldwide and will carry and offer a comprehensive portfolio of services including; Information Solutions, System Integration, and Application Development.

The Company will also offer a comprehensive range of IT services based on existing and emerging technologies that are tailored to meet the specific needs of its clients.

The Company works with many state-of-the-art offshore software development facilities located throughout India, Russia and Asia that will enable it to provide high quality, cost-effective services to its customers. The Company's services that will be offered on a fixed-price, fixed-time frame or time-and-materials basis, include: custom software application development, research and development, information solutions, e-solutions and product lifecycle management services.

The market for business application software is very competitive and characterized by ongoing technological advances. The Company is in the development stage, has yet to generate any revenue and has no assurance of future revenues. Management believes that the Company has unique products and should be successful in the future. Even if marketing efforts are successful, substantial time could pass before significant revenues will be realized and during this period, the Company may require additional funds and financing that may not be available to it.

Intangible and Long Lived Assets
The Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," ("SFAS 142") which requires that an intangible asset acquired shall be initially recognized and measured based on its fair value and amortized over its useful life to the Company.

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144"). SFAS 144 requires that long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
                                                     8

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2003



The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Capitalized Software Costs

The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," (SFAS 86"). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. The Company capitalizes software acquired through technology purchases and business combinations if the related software under development has reached technological feasibility or if there are alternative future uses for the software.

Capitalized Software represents software acquired in exchange for shares of common stock of the Company's 54% stockholder and has been recorded by the Company at the stockholder's cost basis using accrual basis accounting. The stockholder's cost basis has been computed by the Company by determining the amount of time spent by the stockholder in the development of the software after technological feasibility had been attained (6,908 hours) and multiplied by the going hourly rate paid program developers in the stockholder's geographical area of the country ($350 per hour) for development of similar programs. The software has been recorded as follows at March 31, 2003:

                  Communication Software                     $    1,262,100
                  Risk Management Software                         1,155,700
                                                             ----------------
                                   $ 2,417,800
                                                             ================

No Amortization has been recorded since the Company has not commenced planned operations.
Earnings Per Share

Hathaway records basic and fully diluted loss per share in accordance with Financial Accounting Standards Board Statement No. 128, "Earnings per Share". Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of the entity.

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2003

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Income Taxes

The Company records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". Deferred taxes are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NOTE B - COMMON STOCK

Common stock consists of 100,000,000 shares authorized of $.0001 par value at March 31, 2003. Common stock consists of the following:

     Common stock 10,800,000 shares paid, but unissued       $         1,080

     Common stock 9,200,000 shares subscribed                            920
                                                                ---------------
                                                                       2,000

     Less, common stock subscription receivable                         (920)
                                                                ----------------
                                                             $         1,080
                                                                ================

All of the transactions with common stock represent non-cash transactions for cash flow purposes.

NOTE C - INCOME TAXES

Hathaway has an accumulated loss of $38,000 for financial statements and tax purposes through March 31, 2003, which can be used to offset future taxable income through 2023.

The potential tax benefit of this loss is estimated as follows:
                  Future tax benefit                     $     5,700
                  Valuation allowance                         (5,700)
                                                         -----------------
                 Future tax benefit                      $         -
                                                         =================

As of March 31, 2003, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2003

NOTE D - COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into employment agreements with its president/CEO, its secretary and its chief marketing officer. The agreements provide for, among other things, employment terms of three years for the president and secretary, and for two years for the chief marketing officer commencing on March 30, 2003, and extended automatically for additional periods of one year until terminated pursuant to the terms of the agreements. In the event the employment agreement is terminated by the company without cause, the employee shall be entitled to severance pay equivalent to two (2) month's base salary, plus benefits to which the employee was entitled immediately preceding the date of termination for a period of twelve months following the date of termination. The agreements contain non-compete provisions which prevent the employee from engaging in the IT industry or any other business which competes with the company, nor solicit customers, employees or suppliers for a period of one year.

The employment agreement with the president/CEO provides for an incentive compensation or bonus equivalent to 10% of the net profits of the Company, but not to exceed the sum of $1,000,000, to be paid at the end of the year 2003.

Leases

In February 2003 the Company entered into an operating lease for office space expiring on July 31, 2003. Monthly rental payments are $218 per month.

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET
                DECEMBER 31, 2003 (UNAUDITED) AND MARCH 31, 2003


                                     ASSETS
                                                                December 31,          March 31,
CURRENT ASSETS                                                      2003                 2003
                                                             -------------------   -----------------

  Cash                                                       $            -         $            -


FURNITURE AND EQUIPMENT                                              17,070                      -

NON-CURRENT ASSETS
   Capitalized Software                                           2,417,800             2,417,800
                                                              -------------------   -----------------

TOTAL ASSETS                                                 $    2,434,870        $    2,417,800
                                                             ===================   =================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accrued Expenses                                           $       77,884        $       38,000
                                                             -------------------   -----------------


     Total Liabilities                                               77,884                38,000
                                                             -------------------   -----------------

STOCKHOLDERS' EQUITY

  Common stock                                                        2,000                 2,000
   Additional paid-in capital                                     2,416,720             2,416,720

   Common Stock subscribed receivable                                  (920)                  920)

   Deficit accumulated during the development stage                  60,814)               38,000)
                                                             -------------------   -----------------
       Total Stockholders' equity                                 2,356,986             2,379,800
                                                             -------------------   -----------------

TOTAL LIABILITIES AND  STOCKHOLDERS' EQUITY                  $    2,434,870        $    2,417,800
                                                             ===================   =================




                                                        See accompanying notes.

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                     Three Months       Nine Months         Three Months         From date of
                                                                                                                  inception
                                                                                                                   through
                                                    Ended December    Ended December       Ended December        December 31,
                                                       31, 2003          31, 2003             31, 2002               2002
                                                    ---------------    ----------------    -----------------    ----------------
OPERATING EXPENSES

  Professional fees                                $      -            $       15,300      $           -        $           -

  General and administrative expenses                 1,812                     7,514                  -                    -
                                                   ----------------   ----------------    -----------------    -----------------
    Total operating expenses                                                   22,814                  -                    -
                                                      1,812
                                                   ----------------   ----------------    -----------------    -----------------

NET LOSS FOR THE PERIOD AND CUMULATIVE DURING THE
DEVELOPMENT STAGE                                    (1,812)                  (2,814)                  -                    -
                                                   ================   ================    =================    =================

LOSS PER COMMON SHARE


      Basic                                        $ (.00009)          $    (  .0011)      $           -        $           -
                                                    ===============    ================    =================    ================


      Fully diluted                                $ (.00009)          $    (  .0011)      $           -        $           -
                                                   ================   ================    =================    =================

WEIGHTED AVERAGE NUMBER OF

COMMON SHARES OUTSTANDING

      Basic                                            20,000,000       20,000,000                     -                    -
                                                   ================   ================    =================    =================

      Fully diluted                                    20,000,000       20,000,000                     -                    -
                                                   ================   ================    =================    =================







                                                        See accompanying notes.

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                                              From date of
                                                                    Nine Months                                inception
                                               Three Months           Ended              Three Months            through
                                              Ended December        December 31,        Ended December         December 31,
                                                 31, 2003               2003              31, 2002                2002
                                             ---------------    ---------------    ------------------    -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period and cumulative
during the development
    stage                                    $ (     1,812)    $ ( 22,814)            $           -         $           -
                                             ---------------    ---------------    ------------------    -----------------
                                                                                                  -                     -
Adjustments to reconcile net loss to cash
(used in)provided by operating activities:                                                        -                     -
Increase in current liabilities:

  Accrued expenses                                   1,812         22,814                         -                     -
                                             ---------------    ---------------    ------------------    -----------------
      Total adjustments
                                                     1,812         22,814
                                              ---------------    ---------------    ------------------    -----------------
 Net cash used in operating activities
for the period and cumulative
   during the development stage                        (4)              -


CASH, BEGINNING OF THE PERIOD                           4               -            $           -         $           -
                                             ---------------    ---------------    ------------------    -----------------

CASH, END OF THE PERIOD                      $          -        $      -
                                                                                     $           -         $           -
                                             ===============    ===============    ==================    =================


NON-CASH INVESTING ACTIVITIES:
                                             $     17,070        $  17,070
  Furniture and equipment                                                                        -                     -
                                             ===============    ===============    ==================    =================




                                                        See accompanying notes.
                                                                   6

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2003



                                                                 SUBSCRIPTIONS        ADDITIONAL
                                              COMMON STOCK        RECEIVABLE        PAID-IN CAPITAL        DEFICIT       TOTAL
                                   ------------- ------------ -----------------   -----------------  --------------  --------------

                                      SHARES          AMOUNT        AMOUNT              AMOUNT             AMOUNT        AMOUNT
                                  ------------   ------------ -----------------  -----------------  --------------- ---------------



      Balance July 23, 2002              -          $    -      $          -     $           -        $         -     $          -


               Common Stock     10,800,000           1,080                 -         2,416,720                  -        2,417,800

               Common Stock      9,200,000             920              (920)                -                  -                -
Net loss for the period and
      cumulative during the
          development stage              -               -                 -                 -                  -                -
                              -------------        ----------      ------------   --------------     --------------  --------------

    Balance, March 31, 2003     20,000,000           2,000              (920)        2,416,720            (38,000)       2,379,800

    Net loss for the period              -               -                 -                 -             (9,824)          (9,824)
                              -------------        ----------      ------------   --------------     --------------  --------------
      Balance, June 30, 2003    20,000,000           2,000              (920)        2,416,720            (47,824)       2,369,976


    Net loss for the period              -               -                 -                 -            (11,178)         (11,178)
                             -------------        ----------      ------------   --------------     --------------   --------------
                     Balance,
         September 30, 2003     20,000,000           2,000              (920)        2,416,720            (59,002)       2,358,798

    Net loss for the period              -               -                 -                 -             (1,812)          (1,812)
                             -------------        ----------      ------------   --------------     --------------   --------------
                    Balance,
          December 31, 2003    20,000,000          $ 2,000              (920)        2,416,720           $(60,814)       2,356,986
                              ============        =========        ===========    ==============     ==============  ==============



                                       See accompanying notes.
                                                  7

                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Hathaway Corporation (The Company), a development stage company, was organized on July 23, 2002, and has devoted substantially all of its efforts to establishing and raising necessary capital. Therefore, it has not generated any revenues and is still a development stage corporation. Since the inception, the Company has been developing state-of-the-art enterprise software products to market and sell in the global marketplace.

The Company will develop, market and license affordable state-of-the-art enterprise applications and will provide information technology (IT) services and enterprise-wide business and technology solutions for five Global Industry Groups; Healthcare industry, Manufacturing, Financial Services, Communications and Retail. The Company utilizes extensive offshore infrastructures based outside the United States to provide affordable software solutions to customers worldwide and will carry and offer a comprehensive portfolio of services including; Information Solutions, System Integration, and Application Development.

The Company will also offer a comprehensive range of IT services based on existing and emerging technologies that are tailored to meet the specific needs of its clients.

The Company works with many state-of-the-art offshore software development facilities located throughout India, Russia and Asia that will enable it to provide high quality, cost-effective services to its customers. The Company's services that will be offered on a fixed-price, fixed-time frame or time-and-materials basis, include: custom software application development, research and development, information solutions, e-solutions and product lifecycle management services.

The market for business application software is very competitive and characterized by ongoing technological advances. The Company is in the development stage, has yet to generate any revenue and has no assurance of future revenues. Management believes that the Company has unique products and should be successful in the future. Even if marketing efforts are successful, substantial time could pass before significant revenues will be realized and during this period, the Company may require additional funds and financing that may not be available to it.

Furniture and equipment

Furniture and equipment is recorded at original cost.

No Depreciation has been recorded since the Company has not commenced planned operations.

Intangible and Long Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," ("SFAS 142") which requires that an intangible asset acquired shall be initially recognized and measured based on its fair value and amortized over its useful life to the Company.

                                        8
                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144"). SFAS 144 requires that long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Capitalized Software Costs

The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," (SFAS 86"). SFAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. The Company capitalizes software acquired through technology purchases and business combinations if the related software under development has reached technological feasibility or if there are alternative future uses for the software.

Capitalized Software represents software acquired in exchange for shares of common stock of the Company's 54% stockholder and has been recorded by the Company at the stockholder's cost basis using accrual basis accounting. The stockholder's cost basis has been computed by the Company by determining the amount of time spent by the stockholder in the development of the software after technological feasibility had been attained (6,908 hours) and multiplied by the going hourly rate paid program developers in the stockholder's geographical area of the country ($350 per hour) for development of similar programs. The software has been recorded as follows at December 31, 2003 and March 31, 2003:

                  Communication Software                   $ 1,262,100
                  Risk Management Software                   1,155,700
                                                           ------------
                                                           $ 2,417,800
                                                           ============

No Amortization has been recorded since the Company has not commenced planned operations.

Earnings Per Share

Hathaway records basic and fully diluted loss per share in accordance with Financial Accounting Standards Board Statement No. 128, "Earnings per Share". Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of the entity.

                                        9
                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". Deferred taxes are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

NOTE B - COMMON STOCK

Common stock consists of 100,000,000 shares authorized of $.0001 par value at December 31, 2003. Common stock consists of the following:

     Common stock 10,800,000 shares paid, but unissued       $   1,080

     Common stock 9,200,000 shares subscribed                      920
                                                           ------------
                                                                 2,000

     Less, common stock subscription receivable                   (920)
                                                           ------------
                                                           ------------
                                                             $   1,080
                                                           ============

All of the transactions with common stock represent non-cash transactions for cash flow purposes.


NOTE C - INCOME TAXES

Hathaway has an accumulated loss of $60,814 for financial statements and tax purposes through December 31, 2003, which can be used to offset future taxable income through 2023.

The potential tax benefit of this loss is estimated as follows:
                  Future tax benefit                             $   9,122
                  Valuation allowance                               (9,122)
                                                                 ------------
                 Future tax benefit                              $       -
                                                                 ============

As of September 31, 2003, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

                                       10
                              HATHAWAY CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE D - COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into employment agreements with its president/CEO, its secretary and its chief marketing officer. The agreements provide for, among other things, employment terms of three years for the president and secretary, and for two years for the chief marketing officer commencing on March 30, 2003, and extended automatically for additional periods of one year until terminated pursuant to the terms of the agreements. In the event the employment agreement is terminated by the company without cause, the employee shall be entitled to severance pay equivalent to two (2) month's base salary, plus benefits to which the employee was entitled immediately preceding the date of termination for a period of twelve months following the date of termination. The agreements contain noncompete provisions which prevent the employee from engaging in B2B services for the IT industry or any other business which competes with the company, nor solicit customers, employees or suppliers for a period of one year.

The employment agreement with the president/CEO provides for an incentive compensation or bonus equivalent to 10% of the net profits of the Company, but not to exceed the sum of $1,000,000, to be paid at the end of the year 2003.

Leases

In February 2003 the Company has entered into an operating lease for office space which expired on July 31, 2003. Currently the space is rented on a month to month basis. Monthly rental payments are $218 per month.

                                STATE OF DELAWARE
                          CERTIFICATE OF INCORPORATION
                               A STOCK CORPORATION

 First:    The name of this Corporation is HATHAWAY CORPORATION.

Second: Its registered office in the State of Delaware is to be located at Suite
     606, 1220 N. Market Street, Wilmington, DE 19801, County of New Castle. The registered agent in charge thereof is American Incorporators Ltd., Suite 606, 1220 N. Market Street, Wilmington, DE 19801. Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000). All such shares are to be with par value of $0.0001 and are to be of one class.

 Fifth:    The name and mailing address of the incorporator are as follows:

           Name:                     Jennifer Mackay
           Mailing Address:          Suite 606
                                     1220 N. Market Street
                                     Wilmington, DE 19801

 Sixth: The powers of the undersigned incorporator will terminate upon filling of the certificate of the incorporation. The name and mailing address of the person(s) who serve as director(s) until the first annual meeting of the stockholders or until a successor(s) is elected and qualified are:

                    Saeed (Sam) Talari
                    87 Eastwind drive
                    Manchester, NH 03104

Seventh: Each person who serves or has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law: (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under
     Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

 I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 23rd day of July, A.D. 2002.


          BY       s/Jennifer Mackey
                   (Incorporator)
          NAME:    Jennifer Mackay
                   (Type or Print)

                                AMENDED AND RESTATED

                                       BYLAWS

                                         OF

                                  HATHAWAY CORPORATION


                                      ARTICLE I
                                       Office
                                       ------

     REGISTERED AGENT AND REGISTERED OFFICE
Section 1. The registered office of the corporation in the State of Delaware shall be at Suite 606, 1220 N. Market Street, Wilmington, DE 19801, and County of New Castle. The registered agent in charge thereof shall be American Incorporators Ltd., whose address is the same as above.

Section 2. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

Section 3. The Corporation shall have and continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office as required by the Delaware Business Corporation Act.

                                   ARTICLE II
                             Shareholders' Meetings
                             ----------------------
     Section 1. Annual Meetings.

          A. Time and Place. The Annual Meeting of the Shareholders of the Corporation, commencing with the year of incorporation, shall be as determined by the Board of Directors on a date not less frequent than once every 365 days. If said day is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

          B. Purpose of Annual Meeting. The business to be transacted at such Annual Meeting shall be the election of Directors and such other business as shall be properly brought before the meeting.

          C. Alternate Election Date. If the election of Directors shall not be held on the day designated for the Annual Meeting, or at the designated date upon adjournment of such meeting, the Board of Directors shall call a Special Meeting of the Shareholders as soon as conveniently possible thereafter. At such meeting, the election of Directors shall take place, and such election and any other business transacted there at shall have the same force and effect as at an Annual Meeting duly called and held.

          D. Notice. Written notice at the address last shown on the books of the Corporation stating the place, day and hour of the meeting, and in the case of a Special Meeting the purpose for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail at the direction of the President, Secretary or other officer or person calling the meeting; except that if the authorized shares of the Corporation are to be increased, at least 30 days notice shall be given.

     Section 2. Special Meetings. Special Meetings of the Shareholders may be called by the Chief Executive Officer, Board of Directors or by the holders of at least 20% of the stock entitled to vote at such meeting.

     Section 3. Waiver of Notice. A Shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the Shareholders.

     Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these Bylaws, constitute a quorum at all meetings of the Stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained and, except as otherwise provided by law, no notice of any such adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting so adjourned.

     Section 5. Closing of Transfer Books; Record Date. In order to determine the Shareholders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Shareholders of record for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed 60 days. If the purpose of such closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least ten days preceding such meeting.

          A. Record Date. In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for such determination of Shareholders, such date in any case to be not more than 60 days prior to the date of action which requires such determination, nor in the case of a Shareholders' meeting, not less than ten days in advance of such meeting.

          B. Alternate Record Date. If the Stock Transfer Books are not closed and no record date is fixed for such determination of the Shareholders of record, the date on which notice of the meeting is mailed or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders.

          C. Adjournment. When a determination of Stockholders entitled to vote at any meeting has been made, as provided in this Section, such determination shall apply to any adjournment of such meeting.

     Section 6. Presiding Officer. Meetings of the Stockholders shall be presided over by the Chief Executive Officer or President.

     Section 7. Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or the Stockholder's duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     Section 8. Voting of Shares by Stockholders.

          A. Neither treasury shares, nor shares of its own stock held by the Corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          B. At each meeting of the Stockholders, except as otherwise provided by law or by the Articles of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Elections of directors shall be determined by a plurality of the votes cast, and except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, all other actions shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the Stockholder or by his duly authorized attorney and shall not be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

          C. At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the Stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the Stockholders for their consideration at a meeting, any Stockholder entitled to vote may, on any question, demand a vote by ballot. The cumulative system of voting for the election of directors or for any other purpose shall not be allowed.

          D. A complete list of the Stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each Stockholder, shall be prepared by the Secretary and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

          E. The Board of Directors in advance of any meeting of Stockholders may appoint one or more inspectors of election to act at that meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of the meeting may, and on the request of any Stockholder entitled to vote shall, appoint one or more inspectors of election. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of his ability. If appointed, inspectors of election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

     Section 9. Informal Action by Stockholders. Any action required to be taken at a meeting of the Stockholders or any other action which may be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Stockholders and may be stated as such in any documents filed with the Secretary of State of California under the California Business Corporation Act.

     Section 10. Presumption of Assent. A Stockholder of the Corporation who is present at a meeting of the Stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Stockholder's dissent shall be entered in the Minutes of the meeting or unless such Stockholder shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Stockholder who voted in favor of such action.

                                   ARTICLE III
                                    Directors
                                    ---------

     Section 1. Number. The property, affairs and business of the Corporation shall be managed by a Board of Directors of not less than two (2) persons as shall be fixed by the Board of Directors. Except as hereinafter provided, Directors shall be elected at the Annual Meeting of the Stockholders and each Director shall serve until the next annual meeting of shareholders or his resignation or removal and until his successor shall be elected and qualify.

     Section 2. Increase in Numbers. The number of Directors may be increased or decreased from time to time by a majority vote of the whole Board of Directors, provided however, that no vote to decrease the number of Directors shall have the effect of shortening the term of any incumbent Director.

     Section 3. Qualification. Directors need not be Stockholders of the Corporation.

     Section 4. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice, from time to time, until a quorum shall have been obtained.

     Section 5. Vacancies. Any Director may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein except such resignations shall not be submitted effective retroactively. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the Stockholders, or by the remaining Directors, though less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director's predecessor in office. Any vacancy may be filled by the affirmative vote of Directors then in office or by an election at an Annual Meeting or at a Special Meeting of Stockholders called for that purpose, and a Director so chosen shall hold office until the next Annual meeting of Stockholders and thereafter until such Director's successor shall have been elected and qualified.

     Section 6. Meetings. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special Meetings may be held at any time upon call of the President, or a majority of Directors serving as members of the Board of Directors. A meeting of the Board of Directors shall be held without notice immediately following the Annual Meeting of the Stockholders. Notice need not be given of regular meetings of the Board of Directors held at any time without notice if all the Directors are present, or if before the meeting those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of or the business to be transacted at such meeting.

     Section 7. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director's dissent shall be entered in the Minutes of the meeting or unless such Director shall have filed written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the Corporation immediately following the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 8. Removal. At any meeting of Stockholders, any Director or Directors may be removed from office, without assignment of any reason therefor, by a requisite majority of the Stockholders. When any Director or Directors are removed, new Directors may be elected at the same meeting of Stockholders for the unexpired term of the Director or Directors to be removed. If the Stockholders fail to elect persons to fill the unexpired term or terms of the Director or Directors removed, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining Directors.

     Section 9. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors and may be stated as such in any documents filed with the Secretary of State of California under the California Business Corporation Act.

     Section 10. Compensation. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors and members of any such committee as it is fixed by the resolution of the Board of Directors, that each director will receive initial 30,000 shares of common stock and for every year of service, an option to purchase additional 30,000 shares per year at the current market value determined by the company if company still private or determined by the trading condition of the common on the public market. Directors shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of Directors may be on such basis as is determined in the resolution of the Board of Directors. Any Directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

     Section 11. Committees. The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an executive committee and such other committees as it may deem appropriate. Each such committee shall consist of at least two members of the Board of Directors. Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing it and as otherwise provided by California law. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of and to discharge any such committee.

          A. Committee to Keep Written Records. Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors.

          B. Failure to Keep Written Records. Failure to submit such records, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

     Section 12. Director Voting. At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which such Director may hold.

     Section 13. Majority. The action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors with respect to regularly conducted business affairs. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     Section 14. Board and Committee Meeting by Telephone. Any one or more (including, without limitation, all) members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                                    Officers
                                    --------

     Section 1. Election and Term of Office. The Officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each Annual Meeting of the Stockholders. If the election of the Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may occur. Each Officer shall hold office until the first of the following to occur: until such Officer's successor shall have been duly elected and shall have qualified; or until such Officer's death; or until such Officer shall resign; or until such Officer shall have been removed in the manner herein provided. The Officers of the Corporation shall be a President, Secretary, Treasurer and one (1) or more Vice-Presidents, Assistant Secretaries or Assistant Treasurers, at the discretion of the Board of Directors. In addition, there may be a Chairman of the Board of Directors and such subordinate Officers as the Board of Directors may deem necessary.

     Section 2. Removal. Any Officer or agent or employee of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any Officer or agent shall not of itself create contract rights.

     Section 3. Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

     Section 4. Chairman of the Board - Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the Board of Directors and of the Stockholders at which he is present. He shall have general charge of the business and affairs of the Corporation, may execute in the name of the Corporation authorized corporate obligations or other instruments, shall perform such other duties as may be prescribed by the Board of Directors from time to time, and, in the absence or disability of the President, shall exercise all of the powers and duties of the President. In the absence or disability of the Chairman of the Board, the President shall exercise all the powers and duties of the Chairman of the Board. In addition, the President shall perform such duties as may be prescribed by the Board of Directors from time to time or as may from time to time be prescribed by the Chairman of the Board.

     Section 5. President. The President shall be the chief operating officer of the Corporation and, in the absence or disability of the Chairman of the Board, he shall exercise all of the powers and duties of the Chairman of the Board. He shall have general and active supervision of the operations of the Corporation and shall, from time to time, make such reports of the Chairman of the Board may require. He shall have the general powers and duties of supervision usually vested in the office of the president of a corporation and shall have such other powers and duties as may, from time to time, be assigned to him by the Board of Directors or the Chairman of the Board.

     The President shall execute all deeds, conveyances, deeds of trust, bonds and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some Officer or agent of the Corporation.

     Section 6. Duties of Secretary. The Secretary shall:

          A. Keep the minutes of the meeting of the Stockholders and of the Board of Directors in books provided for that purpose.

          B. Disseminate all notices in accordance with the provisions of these Bylaws or as required by law.

     Section 7. Duties of Treasurer - Chief Financial Officer. The Treasurer - Chief Financial Officer shall have the care and custody of the corporate funds and securities, sign checks, drafts, notes and orders for the payment of money, pay out and disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such payments and disbursements, deposit all monies and securities belonging to the Corporation and, in general, perform such other duties as are customarily performed by the Treasurer - Chief Financial Officer.

     The Treasurer shall:

          A. Have charge and custody of, and be responsible for, all funds and securities of the Corporation.

          B. Render a statement of the condition of the finances of the Corporation from time to time and at the specific request of the Board of Directors.

          C. Receive and give receipts for monies due and payable to the Corporation from any source whatsoever.

          D. Perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors or by the President. The Treasurer may be required to give bond for the faithful performance of Treasurer's duties in such sum and with such surety as may be determined by the Board of Directors.

     Section 8. Duties of Vice-President. The Vice-President(s), if appointed in the discretion of the Board of Directors, shall perform such duties as are incident to their offices, or are properly required of them by the Board of Directors or are assigned to them by the Articles of Incorporation or these Bylaws.

     Section 9. Duties of Assistant Secretaries, Assistant Treasurers and Other Subordinate Officers. Assistant Secretaries, Assistant Treasurers, and other subordinate Officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

     Section 10. Duties of Officers May Be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

     Section 11. Salaries. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors. No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

     Section 12. Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation in any of its depositories shall be signed by such of its Officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of signatures under specific conditions, and all notes, bills, receivables, trade acceptances, drafts and other evidences of indebtedness payable to the Corporation shall, for the purpose of deposit, discount, or collection be endorsed by such Officers or agents of the Corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                    ARTICLE V
                                      Stock
                                      -----

     Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its President and the Secretary and shall be sealed with the seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation's Officers on such certificate may also be a facsimile engraved or printed if the certificate is countersigned by the transfer agent, or registered by a registrar. In the event any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such Officer had not ceased to be an officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

     Section 2. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board. Such consideration may consist in whole or in part of money, other property, tangible or intangible, or such other consideration as shall be permitted under the Delaware Business Corporation Act.

     Section 3. Lost, Destroyed or Stolen Certificates. No certificates for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence satisfactory to the Board of Directors of such loss, destruction or theft; and if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.

     Section 4. Transfer of Shares.

          A. Upon surrender to the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept either at the offices of the Corporation's legal counsel, at the Corporation's principal office or by its registered duly appointed agent.

          B. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of the State of Delaware.

     Section 5. Record Dates. The Board of Directors may fix in advance a date, not less than ten (10) or more than sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the distribution or allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of Stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange or capital stock, and in such case only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment of rights, or to exercise any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 6. Voting on Stock. All stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the Chairman of the Board, the President or any Vice President of the Corporation on behalf of the Corporation upon resolution and approval by the board.


                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits
                      -------------------------------------

     Section 1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits. The money of the Corporation shall be deposited in the name of the Corporation in such banks, trust companies, or other depositories, as the Board of Directors may designate and shall be subject to the order of the Corporation signed by such officer or agent of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.


                                   ARTICLE VII
                                 Corporate Seal
                                 --------------

     The corporate seal of the Corporation shall consist of a circular imprint bearing around the outside rim the name of the Corporation and the word "Delaware" and in the center shall be inscribed the word "Seal".


                                  ARTICLE VIII
                               Amendment of Bylaws
                               -------------------

     Section 1. By Shareholders. All Bylaws of the Corporation shall be subject to alteration or repeal and new Bylaws may be made by the requisite vote of Stockholders, a quorum being present in person or by proxy, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.

     Section 2. By Directors. The Board of Directors shall have power to make, adopt, later, amend or repeal, from time to time, these Bylaws of the Corporation.


                                   ARTICLE IX
                                   Fiscal Year
                                   -----------

     The fiscal year end of the Corporation shall be as determined by the Board of Directors.


                                    ARTICLE X
                                    Approval
                                    --------

     The undersigned hereby certifies that the foregoing Bylaws constitute a true and complete copy of the Bylaws of HATHAWAY CORPORATION and the same have been approved, ratified and accepted by the Board of Directors as the Bylaws of the Corporation.



Dated:       June 30, 2003                       /s/ Saeed Talari
       ---------------------------                 -----------------------------
                                                   Saeed Talari, CEO

Consent Of Independent Auditors




Dear :

We hereby consent to the use of our report dated June 3, 2003 on the financial statements of Hathaway Corporation (a development stage company) as of March 31, 2003 and for the period from July 23, 2002 (date of inception) to March 31, 2003. Such report is being included with the unaudited financial information prepared by management in documents filed by Hathaway Corporation as required by the Securities and Exchange Commission.

Gregory, Sharer & Stuart, P.A.




St. Petersburg, Florida
June 3, 2003